SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): December 15, 2004


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                       0-23862                22-2994719
(State or other jurisdiction      (Commission File Number)   (IRS Employer
  of incorporation)                                          Identification No.)


9350 South 150 East, Suite 700, Sandy, Utah              84070
(Address of principal executive offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600



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ITEM 3.02 SALE OF UNREGISTERED SECURITIES.

Shares Issued on Conversion of Preferred Stock

         As previously reported, effective as of January 29, 2004, Fonix Corporation (the "Company") entered into a Series I 8% Convertible Preferred Stock Purchase Agreement (the "Series I Agreement") with The Breckenridge Fund, LLC ("Breckenridge"). Under the Series I Agreement, the Company issued a total of 3,250 shares of its Series I 8% Convertible Preferred Stock (the "Series I Preferred Stock"), which are convertible into shares of the Company's common stock according to the terms and conditions set forth therein.

         In December 2004, the Company received a conversion notice from Breckenridge converting 250 shares of the Series I Preferred Stock into shares of the Company's Common Stock. On December 15, 2004, the Company issued 2,132,196 shares of Common Stock to Breckenridge in connection with the conversion the shares of Series I Preferred Stock.

         Prior to December 2004, in three separate transactions, Breckenridge had converted an aggregate of 250 shares of Series I Preferred Stock, and in connection with such conversions, the Company had issued an aggregate of 2,054,863 shares of Common Stock to Breckeridge in connection with the conversions.

         The shares of common stock were issued to Breckenridge under the Series I Agreement without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation D. The issuance was made in connection with a private offering under the Agreement, and no public solicitation or offering was made. The resales of the shares by Breckenridge were registered under a registration statement on Form S-2. Breckenridge is identified as an underwriter in the registration statement with respect to the shares it receives in connection with the Agreement.

         The Company did not receive any proceeds at the time of the conversions of the shares of Series I Preferred Stock.

Shares Issued as Payment of Interest

         As previously reported, on February 24, 2004, the Company closed the previously announced acquisition of all of the capital stock of LTEL Holdings Corporation, a Delaware corporation ("LTEL"). The acquisition of the LTEL capital stock (the "Acquisition") was consummated pursuant to an Exchange Agreement (the "Exchange Agreement") dated as of February 24, 2004 among Fonix, Fonix Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Fonix ("LTEL Acquisition"), LTEL and the stockholders of LTEL identified therein (the "Sellers"). In connection with the Acquisition, the Company paid to the Sellers non-cash negotiated consideration of $33 million. The terms of the Acquisition and the consideration received by the Sellers were the result of arm's-length negotiations between us and the Sellers.

         In connection with the Acquisition, the Company issued a note (the "Note") to two of the Sellers in the Acquisition. In connection with the Note, the Company and the Sellers agreed that the Company could issue


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additional shares of its common stock to the Sellers as payment of interest on the Note.

         On December 9, 2004, the Company issued 32,666 shares of its Common Stock to Kenzie Financial Management, Inc., as payment of interest on the Note.

         The shares of common stock were issued to Kenzie under the Exchange Agreement and the Note without registration under the 1933 Act in reliance on
Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation D. The issuance was made in connection with a private offering under the Exchange Agreement, and no public solicitation or offering was made. The resales of the shares by Kenzie were registered under a registration statement on Form S-2.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FONIX CORPORATION
                                     (Registrant)



Date: December 22, 2004


                                     By: /s/ Roger D. Dudley
                                     Roger D. Dudley
                                     Executive Vice President and
                                     Chief Financial Officer
                                     (Principal Accounting Officer)